Exhibit 99.1

NEWS - FOR IMMEDIATE RELEASE

ARGAN, INC. ANNOUNCES FOURTH QUARTER AND YEAR END RESULTS

April 25, 2008 -- Rockville, MD -- Argan, Inc. (Amex: AGX) today announced financial results for the fourth quarter and year ended January 31, 2008.

Net sales for the year ended January 31, 2008 were $206.8 million compared to $68.9 million for the year ended January 31, 2007. Gemma Power Systems, acquired in December 2006, contributed $180.4 million in revenues for the year ended January 31, 2008. Revenue for the year ended January 31, 2008 at Vitarich Laboratories (VLI) decreased to $16.7 million from $20.8 million in the year ended January 31, 2007 and Southern Maryland Cable (SMC) revenues for the year ended January 31, 2008 declined to $9.7 million from $14.3 million in the year ended January 31, 2007. Net loss for the year ended January 31, 2008 was $3.2 million or $0.29 per fully diluted share based on 11,097,000 fully diluted shares outstanding, compared to a net loss of $113,000, or $0.02 per fully diluted share based on 5,338,000 shares outstanding in the year ended January 31, 2007.

During the year ended January 31, 2008, the Company conducted valuations of its operating subsidiaries. Both Gemma Power Systems and SMC’s valuations exceeded their carrying values. The Company’s analysis of VLI operations indicated that its carry value of goodwill and intangible assets were impaired. Based on this analysis, the Company recorded a goodwill impairment loss of $5.6 million, thereby reducing the goodwill related to VLI to an adjusted balance of approximately $921,000 as of January 31, 2008. The Company also recorded intangible asset impairment losses at VLI of $1,181,000 for the year ended January 31, 2008. Of the aforementioned impairment losses related to goodwill and intangible assets, $1.8 million and $341,000, respectively, were recorded in the fourth quarter.

Net sales for the quarter were $53.9 million compared to $41.7 million for the three months ended January 31, 2007. Gemma Power Systems contributed $49.4 in revenues for the quarter compared to $33.7 in the fourth quarter last year. Revenues for the quarter ended January 31, 2008 at VLI decreased to $2.1 million from $4.6 million in the same quarter last year and revenues at SMC in the current quarter declined to $2.4 million from $3.5 million in the three months ended January 31, 2007. Net loss for the quarter ended January 31, 2008 was $565,000, or $0.05 per fully diluted share based on 11,105,000 shares outstanding, compared to net income of $315,000, or $0.04 per fully diluted share based on 8,414,000 shares outstanding in the fourth quarter of last year.

The Company believes that its Non-GAAP Measurement of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) provides investors with a valuable supplemental measure of our operating performance. EBITDA for the year ended January 31, 2008 was $13.9 million compared to EBITDA of $4.4 million for the fiscal year ended January 31, 2007. EBITDA for the fourth quarter ended January 31, 2008 was $3.6 million compared to $2.5 million for the comparable quarter last year.

Gemma’s backlog was $122 million as of January 31, 2008. This backlog number does not include the value of approximately $340 million in potential construction work for a power plant project in Colusa, California. During the fourth quarter, Gemma received an interim notice to proceed from Pacific Gas & Electric (PG&E) to design and build a natural gas-fired, combined cycle power plant in Colusa, and we expect to receive in the near term the final notice to proceed.

Commenting on the results for the quarter and the year, Rainer Bosselmann, Chairman and Chief Executive Officer stated, “Fiscal 2008 was a transformative year for Argan in which we began to drive significant cash flow. Gemma generated 87% of our revenues and experienced strong cash flow performance with approximately $16.8 million in EBITDA. Demand for Gemma’s services remains strong as we head into the new fiscal year. The economy is highly dependant on affordable and reliable electricity and Gemma’s broad based experience building a wide range of power plants positions the company favorably.”

Mr. Bosselmann continued, “At our two smaller subsidiaries, VLI and SMC, we reported a decrease in revenues for the quarter and for the year. While their combined sales account for only 13% of our overall revenues, we were not satisfied with this performance and are focused on improving their results in fiscal 2009.”

About Argan, Inc.

Argan is a publicly traded holding company focusing on companies that provide products and services to growth industries. Argan’s primary business is designing and building energy plants for the rapidly growing alternative energy sector through its Gemma Power Systems subsidiary. Argan has two other subsidiaries: Southern Maryland Cable, which provides inside premise wiring services to the federal government including military installations and government office sites requiring high-level security clearance and also provides underground and aerial construction services and splicing to major telecommunications and utilities customers; and Vitarich Laboratories, a farm to market, vertically integrated private label manufacturer that manufactures, packages and distributes premium nutraceutical products, including nutritional and whole food dietary supplements and other personal healthcare products.

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Argan’s financial and operational results reflected above should not be construed by any means as representative of the current or future value of its common stock. All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the Company's plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include issues related to: rapidly changing technology and evolving standards in the industries in which the Company and its subsidiaries operate; the ability to obtain sufficient funding to continue operations, maintain adequate cash flow, profitably exploit new business, license and sign new agreements; the unpredictable nature of consumer preferences; and other factors set forth in the Company's most recently filed annual report and registration statement. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risks and uncertainties described in other documents that the Company files from time to time with the Securities and Exchange Commission.

Company Contacts:	Investor Relations Contacts:
Rainer Bosselmann/Arthur Trudel	John Nesbett/Jennifer Belodeau
301.315.0027	Institutional Marketing Services (IMS)
203.972.9200

TABLES TO FOLLOW

ARGAN, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	Quarter ended January 31,		Year ended January 31,
	(unaudited)
	2008	2007	2008	2007
Net sales
Power industry services	$49,445,000	$33,698,000	$180,414,000	$33,698,000
Nutritional products	2,067,000	4,554,000	16,669,000	20,842,000
Telecommunication infrastructure services	2,433,000	3,484,000	9,693,000	14,327,000
Net sales	53,945,000	41,736,000	206,776,000	68,867,000
Cost of sales
Power industry services	43,036,000	30,589,000	162,418,000	30,589,000
Nutritional products	2,233,000	3,988,000	14,714,000	16,549,000
Telecommunication infrastructure services	2,283,000	2,972,000	8,059,000	11,479,000
Cost of sales	47,552,000	37,549,000	185,191,000	58,617,000
Gross profit	6,393,000	4,187,000	21,585,000	10,250,000

Selling, general and administrative expenses	5,268,000	3,729,000	18,983,000	9,863,000
Impairment losses of Vitarich Laboratories, Inc.	2,160,000	--	6,826,000	--
(Loss) income from operations	(1,035,000)	458,000	(4,224,000)	387,000

Interest expense and amortization of
debt issuance costs	(149,000)	(144,000)	(699,000)	(708,000)
Interest income	959,000	292,000	3,311,000	297,000
(Loss) income from operations before
income taxes	(225,000)	606,000	(1,612,000)	(24,000)
Income tax expense	(340,000)	(291,000)	(1,593,000)	(89,000)
Net (loss) income	$(565,000)	$315,000	$(3,205,000)	$(113,000)

Basic and diluted (loss) income per share	$(0.05)	$0.04	$(0.29)	$(0.02)

Weighted average number of shares outstanding	11,105,000	8,414,000	11,097,000	5,338,000

Reconciliation to EBITDA

	Quarter ended January 31,		Year ended January 31,
	(unaudited)		(unaudited)
	2008	2007	2008	2007

Net (loss) income, as reported	$(565,000)	$315,000	$(3,205,000)	$(113,000)
Interest expense and amortization of
debt issuance costs	149,000	144,000	699,000	708,000
Income tax expense	340,000	291,000	1,593,000	89,000
Amortization of purchased intangible assets	894,000	1,337,000	6,184,000	2,328,000
Impairment of Vitarich Laboratories, Inc. goodwill and other intangible assets	2,160,000	--	6,826,000	--
Depreciation and other amortization	309,000	311,000	1,277,000	1,108,000
Stock option compensation expense	279,000	52,000	561,000	237,000

EBITDA	$3,566,000	$2,450,000	$13,935,000	$4,357,000

Management uses EBITDA, a non-GAAP financial measure, for planning purposes, including the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Argan, Inc. includes non-cash impairment losses related to goodwill and other purchased intangible assets in EBITDA. Management believes that EBITDA provides additional insight for analysts and investors in evaluating the Company's financial and operational performance and in assisting investors in comparing the Company's financial performance to those of other companies in the Company's industry. However, EBITDA is not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from our GAAP results of operations. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the Company's GAAP and non-GAAP financial results is provided above and investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.

ARGAN, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
January 31,

ASSETS	2008	2007
CURRENT ASSETS:
Cash and cash equivalents	$66,827,000	$25,393,000
Accounts receivable, net of allowance for doubtful accounts	30,239,000	23,185,000
Investments available for sale	--	2,283,000
Escrowed cash	14,398,000	15,031,000
Estimated earnings in excess of billings	242,000	12,003,000
Inventories, net of obsolescence reserve	2,808,000	2,387,000
Prepaid expenses and other current assets	1,330,000	643,000
Current deferred tax asset	406,000	409,000
TOTAL CURRENT ASSETS	116,250,000	81,334,000
Property and equipment, net of accumulated depreciation	2,892,000	3,250,000
Goodwill, net of impairment losses	20,337,000	23,981,000
Other purchased intangible assets, net of accumulated amortization and impairment losses	5,296,000	12,661,000
Deferred tax asset	828,000	--
Other assets	260,000	313,000
TOTAL ASSETS	$145,863,000	$121,539,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$35,483,000	$44,255,000
Accrued expenses	9,370,000	5,873,000
Billings in excess of cost and earnings	52,313,000	15,705,000
Current portion of long-term debt	2,581,000	2,586,000
TOTAL CURRENT LIABILITIES	99,747,000	68,419,000
Long-term debt	4,134,000	6,715,000
Deferred income tax liability	--	1,880,000
Other liabilities	116,000	14,000
TOTAL LIABILITIES	103,997,000	77,028,000
STOCKHOLDERS' EQUITY
Preferred stock, par value $0.10 per share; 500,000 shares authorized;
no shares issued and outstanding	--	--
Common stock, par value $0.15 per share; 30,000,000 shares authorized;
11,113,534 and 11,097,245 shares issued at 1/31/08 and 1/31/07, and
11,110,301 and 11,094,012 shares outstanding at 1/31/08 and 1/31/07, respectively	1,667,000	1,664,000
Warrants outstanding	834,000	849,000
Additional paid-in capital	57,861,000	57,190,000
Accumulated other comprehensive loss	(107,000)	(8,000)
Accumulated deficit	(18,356,000)	(15,151,000)
Treasury stock, at cost; 3,233 shares at 1/31/08 and 1/31/07	(33,000)	(33,000)
TOTAL STOCKHOLDERS' EQUITY	41,866,000	44,511,000
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$145,863,000	$121,539,000